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EXHIBIT 3.1
                  OFFICE OF THE SECRETARY OF STATE
                         STATE OF OKLAHOMA
                      [State of Oklahoma Seal]

                    CERTIFICATE OF INCORPORATION

     WHEREAS, the Certificate of Incorporation of

                      SOUTHERN WIRELESS, INC.

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

     NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and caused to be affixed the Great Seal of the State of Oklahoma.

     Filed in the City of Oklahoma City this 30th day of March, 1999.


                                   /s/ Mike Hunter
                                   Secretary of State





























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                   CERTIFICATE OF INCORPORATION
                       OF OKLAHOMA SECRETARY
                              OF STATE
                      SOUTHERN WIRELESS, INC.

     FIRST:    The name of the corporation is Southern Wireless, Inc.,

     SECOND:   The address of the corporation's registered office in
the State of Oklahoma is Penthouse Suite, 403 South Cheyenne Avenue, Tulsa, Oklahoma 74103. The name of the corporation's registered agent at such address is Lonny Davis.

     THIRD:    The purpose of the corporation is to engage in any
lawful act or activity for which corporations may be organized under the general corporation law of the State of Oklahoma.

     FOURTH:   The total number of shares of stock which the
corporation shall have authority to issue is 100,000,000 shares, each of the shares having a par value of $0.0001, thereby resulting in the corporation having total authorized capital stock in the amount of $10,000.00, all of which shall be Common Stock.

     The Board of Directors of the corporation shall have full authority, to the extent permitted by law, to increase, decrease or otherwise adjust the capital stock of the corporation, to designate the classes or series thereof and to determine whether all or any part of such stock shall have voting power, full or limited, or no voting powers, and to determine such designations, and such powers, preferences, relative, participating or optional, or other special rights and the qualifications, limitations or restrictions thereof as the Board shall from time to time determine in duly adopted resolutions.

     At any time and from time to time when authorized by resolution of the Board of Directors and without any action by its shareholders, the corporation may issue or sell any shares of its capital stock of any class or series, whether out of the unissued shares thereof authorized by the Certificate of Incorporation of the corporation as originally filed or by an amendment thereof or out of shares of its capital stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of capital stock of the corporation of any class or classes or any series thereof. When similarly authorized but without any action by its shareholders, the corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Board of Directors may determine, for the purchase of shares of the capital stock of any class or series of the corporation within such period of time, or without limit as to time, to such aggregate number of shares, and at such price per share, as the Board of Directors may determine. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of the capital stock of any class or series of the corporation and for such

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consideration and on such terms and conditions as the Board of
Directors in its sole discretion may determine. In such case the consideration to be received by the corporation for any such shares so issued or sold shall be such as shall be fixed from time to time by resolution of the Board of Directors. Notwithstanding the above, the shares of stock of the Corporation shall have pre-emptive rights so that no Stockholder's share can be diluted without the consent of the Stockholder.

     FIFTH:    The name and mailing address of the incorporator is as
follows:

     Leon P. Davis
     Penthouse Suite
     403 South Cheyenne
     Tulsa, OK 74103

     SIXTH:    In furtherance and not in limitation of the powers
conferred by statute, the Board of Directors is expressly authorized:

     (a) To adopt amend or repeal the Bylaws of the corporation;

     (b) To authorize and cause to be executed or granted mortgages, security interests and liens upon the real and personal property of the corporation;

     (c) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

     (d) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one (1) or more of the directors of the corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the Bylaws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     (e) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a shareholders' meeting duly called upon such notice as is required by law, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its goodwill and its corporate

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franchises, upon such terms and conditions and for such consideration, which may consist, in whole or in part, of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the corporation.

     SEVENTH:   Whenever a compromise or arrangement is proposed
between this corporation and its creditors, or any class of them, and/or between this corporation and its shareholders, or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this corporation, or of any creditor or shareholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of
Section 1106 of Title 18 of the Oklahoma Statutes or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 1100 of Title 18 of the Oklahoma Statutes, order a meeting of the creditors or class of creditors, and/or the shareholders or class of shareholders of this corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4ths) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the compromise or arrangement and the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors and/or on all the shareholders or class of shareholders of this corporation, as the case may be, and also on this corporation.

     EIGHTH:    Meetings of shareholders may be held within or without
the State of Oklahoma as the Bylaws may provide. The books of the corporation may be kept (subject to applicable law) inside or outside the State of Oklahoma at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide. One-third (1/3) of the shares entitled to vote, present or represented by proxy at a meeting, shall constitute a quorum.

     NINTH:    To the extent permitted by law no contract or
transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason or solely because the directors or officers are present at or participate in the meeting of the board or committee thereof which authorizes the contract or transaction or solely because the directors or officers or their votes are counted for such purpose.





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     TENTH:    The Board of Directors is expressly authorized to
indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, other than action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement to the extent and in the manner permitted by the laws of the State of Oklahoma.

     A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except to the extent the director is round liable for (1) a breach of the director's duty or loyalty to the corporation or its shareholders or members; (2) an act or omission not in good faith that constitutes a breach or duty or the director to the corporation or in act or omission that involves intentional misconduct or a knowing violation of the law, (3) a transaction from which the director received an improper benefit. whether or not tile benefit resulted from an action taken within the scope of the directors office. or (5) an act or omission (or which tile liability or a director is expressly provided by an applicable statute,

     ELEVENTH:      In furtherance and not in limitation of the powers
conferred by the laws of the State of Oklahoma, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the corporation.

     TWELFTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon the shareholders herein are granted subject to this reservation.

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Oklahoma General Corporation Act, makes this Certificate hereby declaring and certifying that this is the act and deed of the undersigned and that the facts herein stated are true as of March 2, 1999.

/s/ Leon P. Davis
Leon P. Davis